Exhibit 99.1

Luna Innovations Reports Second-Quarter 2023 Results
Reaffirms Full-Year 2023 Outlook

Q2 Highlights
•Total revenues of $29.2 million, up 11% year over year
•Gross margin of 58%, compared to 61% for the prior year
•Net loss of $1.6 million, compared to net loss of $2.4 million for the prior year
•Adjusted EBITDA of $2.7 million, compared to $1.2 million for the prior year
•Adjusted EPS of $0.04, compared to $(0.02) for the prior year

(ROANOKE, VA, August 10, 2023) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three and six months ended June 30, 2023.

"We continue to see abundant opportunities for Luna’s capabilities and are particularly pleased this quarter with strong performance from our Sensing business," said Scott Graeff, President and Chief Executive Officer of Luna. "We did experience a distinct difference in the growth rates of our two businesses – Sensing and Communications Test. Our Sensing business, including our project-based solutions, grew strongly. Pressure in the broader Communications market did impact our Communications Test business. We continue to secure large, multi-unit, follow-on orders in our primary markets, and we are seeing significant wins with new applications.”

Second-Quarter Fiscal 2023 Financial Summary
Highlights of the financial results for the three months ended June 30, 2023 are:

	Three Months Ended June 30,		Change
(in thousands, except share and per share data)	2023	2022
Revenues	$29,164	$26,162	11%

Gross profit	16,865	15,963	6%
Gross margin	58%	61%

Operating expense	17,079	18,425	(7)%
Operating loss	(214)	(2,462)
Operating margin	(1)%	(9)%

Other expense, net and income tax benefit	(344)	(480)

Net loss from continuing operations	$(558)	$(2,942)

(Loss)/income from discontinued operations, net of tax of $(346) and $(856)	(1,038)	591

Net loss	$(1,596)	$(2,351)

Loss per diluted share (EPS)	$(0.05)	$(0.07)
Adjusted EPS	$0.04	$(0.02)
Diluted weighted average shares outstanding	33,634,538	32,478,736

Adjusted EBITDA	$2,732	$1,184	131%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable figures under generally accepted accounting principles ("GAAP") can be found in the schedules included in this release.

Revenues for the three months ended June 30, 2023 increased 11% compared to the prior-year period.

Gross margin was 58% for the three months ended June 30, 2023, compared to 61% for the three months ended June 30, 2022, driven primarily by product mix. Operating loss and margin were $0.2 million and 1% of total revenues, respectively, for the three months ended June 30, 2023, compared to an operating loss of $2.5 million and 9% of total revenues, respectively, for the three months ended June 30, 2022.

Net loss was $1.6 million, or $0.05 per fully diluted share, for the three months ended June 30, 2023, compared to net loss of $2.4 million, or $0.07 per fully diluted share, for the three months ended June 30, 2022. Adjusted EPS was $0.04 for the three months ended June 30, 2023 compared to $(0.02) for the three months ended June 30, 2022.

Adjusted EBITDA was $2.7 million for three months ended June 30, 2023, compared to $1.2 million for the three months ended June 30, 2022.

Six Months Ended Fiscal 2023 Financial Summary
Highlights of the financial results for the six months ended June 30, 2023 are:

	Six Months Ended June 30,		Change
(in thousands, except share and per share data)	2023	2022
Revenues	54,209	48,642	11%

Gross profit	31,838	30,242	5%
Gross margin	59%	62%

Operating expense	34,184	35,069	(3)%
Operating loss	(2,346)	(4,827)
Operating margin	(4)%	(10)%

Other expense, net and income tax benefit	(54)	542

Net loss from continuing operations	$(2,400)	$(4,285)

Net (loss)/income from discontinued operations, net of income taxes of $(346) and $3,283	(1,038)	11,515

Net (loss)/income	$(3,438)	$7,230

(Loss)/earnings per diluted share (EPS)	$(0.10)	$0.22
Adjusted EPS	$0.04	$0.02	100%
Diluted weighted average shares outstanding	33,483,978	32,361,560

Adjusted EBITDA	$3,586	$2,905	23%

A reconciliation of Adjusted EPS and Adjusted EBITDA to the nearest comparable GAAP figures can be found in the schedules included in this release.

Revenues for the six months ended June 30, 2023 increased 11% compared to the prior-year period.

Gross profit of $31.8 million for the six months ended June 30, 2023 increased from $30.2 million for the six months ended June 30, 2022 primarily due to higher sales. Operating loss and margin improved to $2.3 million and 4% of total revenues, respectively, for the six months ended June 30, 2023, compared to $4.8 million and 10% of total revenues, respectively, for the six months ended June 30, 2022.

Net loss was $3.4 million, or $0.10 per fully diluted share, for the six months ended June 30, 2023, compared to a net income of $7.2 million, or $0.22 per fully diluted share, for the six months ended June 30, 2022. Adjusted EPS was $0.04 for the six months ended June 30, 2023, compared to $0.02 for the six months ended June 30, 2022.

Adjusted EBITDA was $3.6 million for the six months ended June 30, 2023, compared to $2.9 million for the six months ended June 30, 2022.

Q2 and Recent Business Highlights
•Recognized significant wins for monitoring systems, including a contract for the largest power utility company in Italy
•Secured large, follow-on, multi-unit Terahertz order for EV battery production process monitoring
•Drove significant wins in our RIO line of lasers supported by macro trends such as LiDAR
•Secured a seven-figure blanket order for polarization modules from a major data center hyper-scaler
•Named industry veteran as Managing Director for Europe, Middle East and Africa region
•Hosted Luna's first Investor Day in New York City, outlining the company's plans for future growth

2023 Full-Year Outlook
Luna is reaffirming the 2023 revenue and adjusted EBITDA outlook it originally provided on March 14, 2023:
•Total revenue of $125 million to $130 million for the full year 2023
•Adjusted EBITDA of $14 million to $18 million for the full year 2023

In addition, Luna expects total revenues in the range of $29 million to $32 million for the third quarter 2023.

Luna is not providing an outlook for net income, which is the most directly comparable GAAP measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures. Adjusted EBITDA and Adjusted EPS exclude certain charges and income that are required by GAAP. Adjusted EBITDA and Adjusted EPS provide useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course.

Adjusted EBITDA and Adjusted EPS should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA and Adjusted EPS have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (ET) today, August 10, 2023, to discuss its financial results for the three and six months ended June 30, 2023. The investor conference call will be available via live webcast on the Luna website at www.lunainc.com under the tab "Investor Relations." To participate by telephone, the domestic dial-in number is 1.800.715.9871 .and the international dial-in number is.1.646.307.1963. Participants should ask to join the Luna Innovations Incorporated conference call, conference ID 6350168, and are advised to dial in at least fifteen minutes prior to the call. A replay of the conference call will be available on the company's website under "Webcasts and Presentations" for 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected full year 2023 and third quarter of 2023 financial results and outlook, and the Company's ability to secure additional significant wins. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges, uncertainties related to the macroeconomic conditions and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended June 30, 2023, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contact:
Allison Woody
Phone: 540-769-8465
Email: IR@lunainc.com

Luna Innovations Incorporated
Consolidated Balance Sheets (Unaudited)
 (in thousands, except share data)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,277	$6,024
Accounts receivable, net	33,813	33,249
Contract assets	9,601	7,691
Inventory	42,003	36,582
Prepaid expenses and other current assets	5,159	4,328
Total current assets	93,853	87,874
Property and equipment, net	4,761	4,893
Intangible assets, net	17,371	18,750
Goodwill	27,313	26,927
Operating lease right-of-use assets	3,670	4,661
Other non-current assets	3,321	3,255
Deferred tax asset	4,842	4,647
Total assets	$155,131	$151,007
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$3,000	$2,500
Accounts payable	10,306	8,109
Accrued and other current liabilities	11,375	16,694
Contract liabilities	3,463	4,089
Current portion of operating lease liabilities	1,899	2,239
Total current liabilities	30,043	33,631
Long-term debt obligations, net of current portion	27,734	20,726
Long-term portion of operating lease liabilities	2,062	2,804
Other long-term liabilities	419	444
Total liabilities	60,258	57,605
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001, 100,000,000 shares authorized, 35,739,827 and 34,901,954 shares issued, 33,908,336 and 33,105,080 shares outstanding at June 30, 2023 and December 31, 2022, respectively	36	35
Treasury stock at cost, 1,831,491 and 1,796,862 shares at June 30, 2023 and December 31, 2022, respectively	(5,960)	(5,607)
Additional paid-in capital	108,709	104,893
Accumulated deficit	(5,734)	(2,296)
Accumulated other comprehensive loss	(2,178)	(3,623)
Total stockholders’ equity	94,873	93,402
Total liabilities and stockholders’ equity	$155,131	$151,007

Luna Innovations Incorporated
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues	$29,164	$26,162	$54,209	$48,642
Cost of revenues	12,299	10,199	22,371	18,400
Gross profit	16,865	15,963	31,838	30,242
Operating expense:
Selling, general and administrative	13,439	14,768	26,736	28,056
Research, development and engineering	2,722	2,665	5,538	5,207
Amortization of intangible assets	918	992	1,910	1,806
Total operating expense	17,079	18,425	34,184	35,069
Operating loss	(214)	(2,462)	(2,346)	(4,827)
Other income/(expense):
Other (expense)/income	(110)	53	(18)	73
Interest expense, net	(584)	(111)	(953)	(224)
Total other expense, net	(694)	(58)	(971)	(151)
Loss from continuing operations before income taxes	(908)	(2,520)	(3,317)	(4,978)
Income tax (benefit)/expense	(350)	422	(917)	(693)
Net loss from continuing operations	(558)	(2,942)	(2,400)	(4,285)
(Loss)/income from discontinued operations, net of income tax expense (benefit) of $(346), $(856), $(346), and $166.	(1,038)	591	(1,038)	594
Gain on sale of discontinued operations, net of tax of $3,117	—	—	—	10,921
Net (loss)/income from discontinued operations	(1,038)	591	(1,038)	11,515
Net (loss)/income	$(1,596)	$(2,351)	$(3,438)	$7,230
Net loss per share from continuing operations:
Basic	$(0.02)	$(0.09)	$(0.07)	$(0.13)
Diluted	$(0.02)	$(0.09)	$(0.07)	$(0.13)
Net (loss)/income per share from discontinued operations:
Basic	$(0.03)	$0.02	$(0.03)	$0.36
Diluted	$(0.03)	$0.02	$(0.03)	$0.36
Net loss per share attributable to common stockholders:
Basic	$(0.05)	$(0.07)	$(0.10)	$0.22
Diluted	$(0.05)	$(0.07)	$(0.10)	$0.22
Weighted average shares:
Basic	33,634,538	32,478,736	33,483,978	32,361,560
Diluted	33,634,538	32,478,736	33,483,978	32,361,560

Luna Innovations Incorporated
Consolidated Statements of Cash Flows (Unaudited)
 (in thousands)

	Six Months Ended June 30,
	2023	2022

Cash flows used in by operating activities
Net (loss)/income	$(3,438)	$7,230
Adjustments to reconcile net (loss)/income to net cash used in operating activities
Depreciation and amortization	2,740	2,694
Share-based compensation	2,172	2,177
Loss on disposal of property and equipment	278	—
Gain on sale of discontinued operations, net of tax	—	(10,921)
Deferred taxes	(194)	(124)
Change in assets and liabilities
Accounts receivable	(168)	(6,555)
Contract assets	(1,815)	140
Inventory	(4,798)	(4,281)
Other current assets	(804)	(3,870)
Other long-term assets	(93)	646
Accounts payable and accrued and other current liabilities	(3,653)	6,123
Contract liabilities	(693)	1,196
Other long term-liabilities	—	(1,523)
Net cash used in operating activities	(10,466)	(7,068)
Cash flows used in investing activities
Acquisition of property and equipment	(1,180)	(1,657)
Acquisition of intangible property	(63)	—
Proceeds from sale of property and equipment	—	25
Proceeds from sale of discontinued operations	—	12,973
Acquisition of Luna Innovations Germany GmbH	—	(22,085)
Other	—	4
Net cash used in investing activities	(1,243)	(10,740)
Cash flows provided by financing activities
Payments on finance lease obligations	(25)	(24)
Proceeds from borrowings under debt obligations	8,500	21,150
Payments of debt obligations	(1,000)	(15,772)
Repurchase of common stock	(353)	(294)
Proceeds from ESPP	546	521
Proceeds from the exercise of stock options	1,234	1,158
Net cash provided by financing activities	8,902	6,739
Effect of exchange rate changes on cash and cash equivalents	60	(1,195)
Net decrease in cash and cash equivalents	(2,747)	(12,264)
Cash and cash equivalents-beginning of period	6,024	17,128
Cash and cash equivalents-end of period	$3,277	$4,864

Luna Innovations Incorporated
Reconciliation of Net (Loss)/Income to EBITDA and Adjusted EBITDA
 (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net (loss)/income	$(1,596)	$(2,351)	$(3,438)	$7,230
Net (loss)/income from discontinued operations	(1,038)	591	(1,038)	11,515
Net loss from continuing operations	(558)	(2,942)	(2,400)	(4,285)
Interest expense, net	584	111	953	224
Income tax (benefit)/expense	(350)	422	(917)	(693)
Depreciation and amortization	1,323	1,538	2,740	2,694
EBITDA	999	(871)	376	(2,060)
Share-based compensation	1,118	934	2,172	2,000
Integration and transaction expense	160	156	249	2,000
Amortization of inventory step-up	—	257	—	257
Other non-recurring charges (1)	455	708	789	708
Adjusted EBITDA	$2,732	$1,184	$3,586	$2,905
(1) - Other non-recurring charges primarily include facility consolidation and one-time insurance deductible.

Luna Innovations Incorporated
Reconciliation of Net (Loss)/Income to Adjusted EPS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net (loss)/income	$(1,596)	$(2,351)	$(3,438)	$7,230
Net (loss)/income from discontinued operations	(1,038)	591	(1,038)	11,515
Net loss from continuing operations	(558)	(2,942)	(2,400)	(4,285)
Share-based compensation	1,118	934	2,172	2,000
Integration and transaction expense	160	156	249	2,000
Amortization of intangible assets	918	992	1,910	1,813
Amortization of inventory step-up	—	257	—	257
Other non-recurring charges (1)	455	708	789	708
Income tax effect on adjustments	(663)	(762)	(1,280)	(1,695)
Adjusted income (loss) from continuing operations	$1,430	$(657)	$1,440	$798

Adjusted EPS	$0.04	$(0.02)	$0.04	$0.02

Adjusted weighted average shares:
Diluted	33,635	32,479	33,484	32,362
(1) - Other non-recurring charges primarily include facility consolidation and one-time insurance deductible.